Spindle Announces Agreement to Acquire Catalyst Business Development Inc.

Deal To Boost Spindle’s Sales Capacity

Scottsdale, AZ September 15, 2015 - Spindle, Inc., (OTCQB: SPDL) (“Spindle”), a leading provider of unified commerce solutions, announced that it has entered into a definitive agreement to acquire specific assets of Catalyst Business Development Inc., a Scottsdale, Arizona-based provider of payment gateway  services, sales and software solutions.

Spindle expects to increase its reach in new market segments by leveraging the Catalyst gateway capability. With the acquisition, the Company also adds seasoned sales executive Antone Biondo to the Spindle Executive team, where he will work closely with 30 plus year payments veteran Tony VanBrackle on the creation of a direct sales organization, an outbound call center, and the Company’s channel sales program.

Mr. Biondo has been an innovator in advertising, marketing and sales for over a decade having received various awards for achievement. During his first year at First Data, he ranked as high as #1 in achievement of quota out of 1000 sales associates. He has also held previous positions at companies, not limited to, Marketing Edge, and Yellow Book.

Mr. VanBrackle’s career in the payments sector extends back well over three decades. He is currently managing member of Payment Ventures, LLC, an investment firm that specializes in the mobile commerce and payment sectors. He is a currently a shareholder and active board member for Spindle Inc., and also serves as a director on a number of boards such as Phoenix Managed Networks, a provider of secure data transaction solutions, Vest Financial, Inc., Cardflight, Alpha Rank Inc., and MicroVentures, an online equity crowdfunding platform for startups and investors.

Previously, VanBrackle served as chairman of the board for several industry-leading payments businesses, including Electronic Check Alliance Processing, Smart Pay Solutions, and Solveras, which he founded in 2000, and subsequently sold to TransFirst eleven years later.

“We believe the acquisition of Catalyst marks an important milestone in Spindle’s history, bringing us a very talented executive, along with proven technology that is expected to dovetail extremely well with our unified commerce solution,” explained Bill Clark, Spindle’s chief executive officer. “We are particularly pleased that Tony VanBrackle will take an active role in overseeing the development of a direct sales organization, leveraging his past expertise in developing several very successful payments organizations. Together with Antone, they will help us evolve beyond a pure channel sales organization, with the addition of direct sales staff, contract sales agents, and a call center sales force. We believe this will enable Spindle to more rapidly and predictably grow future revenue.”

Upon completion of the transaction, Spindle expects to integrate the gateway with the Yowza!! product suite, which allows us to facilitate payment processing and manage customized marketing campaigns for merchants in additional markets.

About Spindle

Spindle is an innovator of unified commerce solutions for consumer-facing merchants of all sizes. It is focused on pioneering new ways for businesses to rapidly integrate mission critical business services, payment acceptance, and mobile marketing services-while empowering location-based merchant discovery, fulfillment and frictionless consumer engagement. Spindle is dedicated to offering cutting-edge solutions that surpass traditional boundaries and allow clients, partners, merchants and consumers to take full advantage of the rapidly emerging mobile economy. Spindle’s extensive proprietary intellectual property portfolio-which includes patents pending-encompasses networks, mobile payments, and security. For more information, visit www.spindle.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact

Peyton Jackson

Executive Vice President

Spindle, Inc.

202-517-8707

pjackson@spindle.com